Exhibit 4.1

DISCLOSURE SCHEDULES

TO THE

SECURITIES PURCHASE AGREEMENT

BETWEEN

ASIAN FINANCIAL, INC.

AND

THE INVESTORS IDENTIFIED ON
THE SIGNATURE PAGES THERETO

DATED AS OF OCTOBER 24, 2006

10

These Disclosure Schedules are delivered pursuant to Article 3 and Article 4 of that certain Securities Purchase Agreement by and between Asian Financial, Inc. (the “Company”) and the investors identified on the signature pages thereto (the “Investors”) dated as of October 24, 2006, (the “Agreement”).

The section numbers in these Disclosure Schedules correspond to the section numbers in the Agreement; however, any information disclosed under any section number of these Disclosure Schedules shall be deemed to be disclosed and incorporated into any other sections under the Agreement to which it pertains, whether or not the specific section numbers are indicated below. Capitalized terms not otherwise defined in these Disclosure Schedules have the meanings assigned to them in the Agreement.

Detailed descriptions of contracts, agreements, or other arrangements referred to herein (the “Arrangements”) have been made available to the Investors through the SEC Reports of the Company. The descriptions of the Arrangements contained in these Disclosure Schedules are intended to be summaries and are qualified by the detailed descriptions or exhibits contained in the SEC Reports.

DISCLOSURE SCHEDULES
TO THE
SECURITIES PURCHASE AGREEMENT
BETWEEN
ASIAN FINANCIAL, INC.
AND
THE INVESTORS IDENTIFIED ON
THE SIGNATURE PAGES THERETO

DATED AS OF OCTOBER 24, 2006

Schedule:	Description:
Schedule 3.1(p)	Transactions with Affiliates and Employees
Schedule 3.1(s)	Certain Fees
Schedule 3.1(t)	Certain Registration Matters
Schedule 4.11	Related Party Transactions

3

SCHEDULE 3.1(p)
TRANSACTIONS WITH AFFILIATES AND EMPLOYEES

1.
Duoyuan China leases 4,500 square meters of space, located at No. 3 Jinyuan Road, Daxing District Industrial Development Area, Beijing, China, from Duoyuan Water Environment Technology Co., Ltd., of which Wenhua Guo is a sole shareholder. The property is used as an office building and research and development center. The lease has a five-year term which runs from January 1, 2003 to December 31, 2007. The annual rent is $136,022.

2.
Duoyuan China uses the trademark “Duoyuan” under a license arrangement with Duoyuan Water Environment Company, of which Wenhua Guo is a sole shareholder. The trademark license does not have a term. The license is provided to Duoyuan China at no charge.

3.
Duoyuan China uses the patent, “an automatic offset press printing oil supply quick clearing devise” under a license arrangement with Huiyuan Duoyuan, of which Wenhua Guo is a sole shareholder. The patent license does not have a term. The license is provided to Duoyuan China at no charge.

4.
Duoyuan used to use Tianjin Automobile Water Pump Co., Ltd., of which Wenhua Guo is a sole shareholder, as supplier of certain key parts of the offset presses, such as frame panels and rollers. Duoyuan pre-paid Tianjin Water Pump Company for these key parts, and as at June 30, 2005, there were $445,751 left with Tianjin Water Pump Company as related party receivables. Tianjin Water Pump Company will continue to provide certain parts or goods worth $445,751 in the future.

5.
After Langfang Duoyuan built its plant, there were construction materials worth $442,019. When Duoyuan Langfang Water Recycle Equipment Manufacturing Co., Ltd., of which Wenhua Guo is a sole shareholder, needed to build its own plants, Langfang Duoyuan gave these construction materials to it. Duoyuan Langfang Water Recycle Equipment Manufacturing Co., Ltd. has not paid Langfang Duoyuan and the money owed to Langfang Duoyuan became $422,019 related party receivable.

6.
Duoyuan China rents an office building from Duoyuan China Water Recycle Technology Industry Co., Ltd., of which Wenhua Guo is a sole shareholder. During the term of the lease, Duoyuan China Water Recycle Technology Industry Co., Ltd. paid Duoyuan China’s portion of electricity and water bill associated to the office lease. The amount of electricity and water bill became Duoyuan China’s payable to Duoyuan China Water Recycle Technology Industry Co., Ltd. Duoyuan China also transferred some of its employees to Duoyuan China Water Recycle Technology Industry Co., Ltd. Social welfare associated to these transferred employees occurred before their transfer became Duoyuan China’s payable to Duoyuan China Water Recycle Technology Industry Co., Ltd. As of March 31, 2006, Duoyuan China’s payment to Duoyuan China Water Recycle Technology Industry Co., Ltd. amounted to $1,041,001.

7.
When Langfang Duoyuan was established and was building its plants, Duoyuan China Information Technology Industry Co., Ltd., of which Wenhua Guo is a sole shareholder, helped Langfang Duoyuan pay the municipal infrastructure allocation fee and helped pay utilities bills such as electricity, water, heat steam, waster water treatment, etc. The total amount accumulated to $4,598,000, which became related-party payable by Duoyuan China to Duoyuan China Information Technology Industry Co., Ltd.

4

SCHEDULE 3.1(s) CERTAIN FEES

1.	The Company is required to pay Roth Capital Partners, LLC certain cash fees and warrants as compensation for its services as placement agent, pursuant to its engagement letter with the Company.

2.	The Company is required to pay Millennium Capital Partners certain fee as compensation for its advisory services pursuant to an arrangement between the Company and Millennium Capital Partners.

A-1

SCHEDULE 3.1(t)
CERTAIN REGISTRATION MATTERS

1.
Pursuant to the Equity Transfer Agreement by and between the Company (the predecessor of the Company prior to the Reorganization) and DIL, if the Company proposes to register any of the Company’s stock for resale or otherwise under the Securities Act, other than a registration statement relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, the Company shall, at such time, promptly give holders of an aggregate of 3,500,000 shares of Common Stock of the Company notice of such registration. Upon the written request of each such holder, given within 20 days after mailing of such notice by the Company, the Company shall use all commercially reasonable efforts to cause to be registered under the Securities Act all such registrable securities that each such holder has requested to be registered if any stock of the Company is registered.

D-2

SCHEDULE 4.11
RELATED PARTY TRANSACTIONS

1.	The transactions as disclosed under Schedule 3.1(p) hereof and transactions that may derive from the Company’s efforts to complete and terminate such transactions.

D-3

Exhibit A

PURCHASE AGREEMENT

D-4

Exhibit B

List of Investors

Pursuant to the Escrow Agreement dated October , 2006 by and between Asian Financial, mc:, a Wyoming corporation (the “Company”) and Wells Fargo Bank, National Association (the “Escrow Agent”), the Company hereby certifies that the following investors have paid money for the purchase of the shares of common stock, par value $0.001 per share, of the Company issued or issuable to the investors pursuant to the Securities Purchase Agreement, dated October __, 2006, by and between the Company and the investors signatory thereto and the money has been deposited with the Escrow Agent:

1.	Name of Investor
Address
Tax Identification Number
Amount of Shares
Amount of money paid and deposited with Escrow Agent

2.	Name of Investor
Address
Tax Identification Number
Amount of Shares
Amount of money paid and deposited with Escrow Agent

Company: Asian Financial, Inc.
By:
Its:
Date:

B-1

Exhibit C

FLOW OF FUNDS

C-1

Exhibit D

ESCROW AGENT FEES

[LOGO] Wells Fargo Bank	John T. Deleray
Corporate Trust	Vice President/Business
Services	Development
Tel. (213) 614-3351
Fax: (213) 614-3355
john.deleray@wellsfargo.com

SCHEDULE OF FEES
to act as ESCROW AGENT for
Asian Financial, Inc. Escrow Account

Acceptance Fee: Waived

Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent — includes creation and examination of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account.

Acceptance Fee payable at time of Escrow Agreement execution.

Escrow Agent Administration Fee:	$2,000.00

For ordinary administration services by Escrow Agent — includes daily routine account management; investment transactions; cash transaction processing (including wires and check processing); monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

Tax reporting is included for up to Five (5) entities. Should additional reportings be necessary, a $25 per reporting charge will be assessed.

This fee is Payable in advance, with the first installment due at the time of Escrow Agreement execution. Fee will not be prorated in case of early termination.

Wells Fargo’s bid is based on the following assumptions:

•	Number of escrow funds/accounts to be established: One (1)

•	Number of Deposits to Escrow Account: Not more than Thirty (30)

•	Number of Withdrawals from Escrow Fund: Not more than Ten (10)

•	Term of Escrow: Not more than One (1) month

•	THIS FEE SCHEDULE ASSUMES THAT BALANCES IN THE ESCROW ACCOUNT WILL BE INVESTED IN MONEY MARKET FUNDS THAT WELLS FARGO HAS A RELATIONSHIP WITH

•	ALL FUNDS WILL BE RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC OR AN APPROVED FOREIGN ENTITY

•	THE ACCOUNT(S) DOES NOT OPEN WITHIN THREE (3) MONTHS OF TITLE DATE SHOWN BELOW, THIS PROPOSAL WILL BE DEEMED TO BE NULL AND VOID

Out-of Pocket Expenses:	At Cost

We only charge for out-of-pocket expenses in response to specific tasks assigned by the client. Therefore, we cannot anticipate what specific out-of-pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of- pocket expenses.

This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent. These assumptions are based on information provided to us as of the date of this fee schedule. Our fee schedule is subject to review and acceptance of the final documents. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule.

Submitted on: October 11, 2006

D-2

Exhibit E

CERTIFICATE AS TO AUTHORIZED SIGNATURES

Account Name:

Account Number:

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Company and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of the Company.

Name / Title	Specimen Signature

Wenhua Guo
Name	Signature

Chief Executive Officer
Title

Name	Signature

Title

Name	Signature

Title

Exhibit E-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

Account Name:

Account Number:

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Roth Capital Partners, LLC and are authorized to provide the documents, instruments and/or consents, including the written consents specified in Section 3(a) and Section 3(c), relating to Roth Capital Partners, LLC and specified in the Escrow Agreement.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit F

Agency and Custody Account Direction
For Cash Balances
Wells Fargo Money Market Deposit Accounts

Direction to use the following money market fund(s) for Cash Balances for the following account(s):

Account Name: Asian Financial Inc. Subscription Escrow

Account Number(s): 20524200

You are hereby directed to invest, as indicated below or as I shall direct further from time to time, all cash in the Account(s) in the following money market deposit account:

       X         Wells Fargo Money Market Deposit Account (MMDA)

I understand that deposits in a Wells Fargo money market deposit account is a deposit of Wells Fargo Bank, N.A. and amounts over $100,000 are not insured by the Federal Deposit Insurance Corporation. Wells Fargo has a Long Term Deposit rating of A ++ by Moody’s and a Short Term rating of A-1+ by S&P.

I acknowledge that I have full power to direct investments of the Account(s).

I understand that I may change this direction at any time and that it shall continue in effect until revoked or modified by me by written notice to you.

Asian Financial, Inc.

By:	/s/ Wenhua Guo
Name: Wenhua Guo
Title: Chief Executive Officer
Date: October 25, 2006

Annex A

DEFINED TERMS

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or the State of California are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Article II of the Purchase Agreement.

“Closing Date” means the Business Day on which all of the conditions set forth in Sections 5.1 and 5.2 of the Purchase Agreement are satisfied, or such other date as the parties thereto may agree.

“Investment Amounts” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to the Purchase Agreement.

“Investors” means the investors identified on the signature pages to the Purchase Agreement.

“Shares” means the shares of common stock, par value $0.001 per share, of the Company issued or issuable to the Investors pursuant to the Purchase Agreement.

Exhibit A

ESCROW SHARES TO BE ISSUED TO INVESTORS

	Make Good (2006)	Make Good (2007)	Make Good (2008)
Institution Legal Name	37.50%	37.50%	37.50%
Pinnacle China Fund, L.P.	1,307,427.00	1,307,427.00	1,307,427.00
Jayhawk Private equity Fund, L.P.	785,713.00	785,713.00	785,713.00
US Special Opportunities Trust PLC	392,856.00	392,856.00	392,856.00
Renaissance US Growth Investment Trust PLC	392,856.00	392,856.00	392,856.00
Westpark Capital, L.P.	261,904.00	261,904.00`	261,904.00
Lake Street Fund, L.P.	261,904.00	261,904.00	261,904.00
Chinamerica Fund, L.P.	261,904.00	261,904.00	261,904.00
Bear Stearns Security Corp FBO J Steven Emerson Roth IRA	261,904.00	261,904.00	261,904.00
Bear Stearns Security Corp FBO J Steven Emerson IRA R/O II	261,904.00	261,904.00	261,904.00
Heller Capital Investments, LLC	157,143.00	157,143.00	157,143.00
Whitebox Intermarket Partners, L.P.	130,952.00	130,952.00	130,952.00
Precept Capital Master Fund, G.P.	130,952.00	130,952.00	130,952.00
Lighthouse Consulting Limited	130,952.00	130,952.00	130,952.00
J. George Investments, LLC	130,952.00	130,952.00	130,952.00
Renaissance Capital Growth & Income Fund III, Inc.	130,951.00	130,951.00	130,951.00
Premier Renn US Emerging Growth Fund Limited	130,951.00	130,951.00	130,951.00
MidSouth Investor Fund LP	130,743.00	130,743.00	130,743.00
Centaur Value Fund, L.P.	127,023.00	127,023.00	127,023.00
Sandor Capital Master Fund, L.P.	125,714.00	125,714.00	125,714.00
Fred L. Astman Wedbush Securities Inc. Cust IRA R/O Holding 10/31/92	104,762.00	104,762.00	104,762.00
Crescent International Ltd.	78,571.00	78,571.00	78,571.00
United Centaur Master Fund	69,405.00	69,405.00	69,405.00
Diamond Opportunity Fund, LLC	65,476.00	65,476.00	65,476.00
Guerrilla Partners LP	62,857.00	62,857.00	62,857.00
Nite Capital, LP	52,381.00	52,381.00	52,381.00
Kirchner Family Trust dtd 03/24/2004	52,381.00	52,381.00	52,381.00
Bear Stearns Security Corp FBO Emerson Family Foundation	52,381.00	52,381.00	52,381.00
Cascata Long / Short Fund, LP	26,190.00	26,190.00	26,190.00
Outpoint Capital LP	23,571.00	23,571.00	23,571.00
Gregory Cook Wedbush Sec Ctdn IRA Contributory 01-16-02	19,643.00	19,643.00	19,643.00
John Peter Selda Wedbush Sec Ctdn IRA Cont 08-27-96	13,095.00	13,095.00	13,095.00
George Loxsom Wedbush Sec Ctdn IRA SEP 12-16-92	13,095.00	13,095.00	13,095.00
Joseph Anthony Cardaropoli Wedbush Sec Ctdn IRA Rollover 01-12-06	11,262.00	11,262.00	11,262.00
The Mitchell W. Howard Trust	7,857.00	7,857.00	7,857.00
	6,167,632.00	6,167,632.00	6,167,632.00

Exhibit B

[LOGO] Wells Fargo Bank	John T. Deleray
Corporate Trust	Vice President/Business
Services	Development
Tel. (213) 614-3351
Fax: (213) 614-3355
john.deleray@wellsfargo.com

SCHEDULE OF FEES
to act as ESCROW AGENT for
Asian Financial Make Good Escrow

Acceptance Fee: $500.00

Initial Fees as they relate to Wells Fargo Bank acting in the capacity of Escrow Agent — includes creation and examination of the Escrow Agreement; acceptance of the Escrow appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Account.

Acceptance Fee payable at time of Escrow Agreement execution.
Escrow Agent Administration Fee:	$2,500.00

For ordinary administration services by Escrow Agent — includes daily routine account management; investment transactions; cash transaction processing (including wires and check processing); monitoring claim notices pursuant to the agreement; disbursement of the funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

Tax reporting is included for up to Five (5) entities. Should additional reportings be necessary, a $25 per reporting charge will be assessed.

This fee is Payable in advance, with the first installment due at the time of Escrow Agreement execution. Fee will not be prorated in case of early termination.

Wells Fargo’s bid is based on the following assumptions:

•	Number of escrow funds/accounts to be established: One (1)

•	Number of Deposits to Escrow Account: Not more than Three (3)

•	Number of Withdrawals from Escrow Fund: Not more than Three (3)

•	Term of Escrow: Not more than Three (3) years

•	THIS FEE SCHEDULE ASSUMES THAT BALANCES IN THE ESCROW ACCOUNT WILL BE INVESTED IN MONEY MARKET FUNDS THAT WELLS FARGO HAS A RELATIONSHIP WITH

•	ALL FUNDS WILL BE RECEIVED FROM OR DISTRIBUTED TO A DOMESTIC OR AN APPROVED FOREIGN ENTITY

•	THE ACCOUNT(S) DOES NOT OPEN WITHIN THREE (3) MONTHS OF TITLE DATE SHOWN BELOW, THIS PROPOSAL WILL BE DEEMED TO BE NULL AND VOID

Out-of Pocket Expenses:	At Cost

We only charge for out-of-pocket expenses in response to specific tasks assigned by the client. Therefore, we cannot anticipate what specific out-of-pocket items will be needed or what corresponding expenses will be incurred. Possible expenses would be, but are not limited to, express mail and messenger charges, travel expenses to attend closing or other meetings. There are no charges for indirect out-of- pocket expenses.

This fee schedule is based upon the assumptions listed above which pertain to the responsibilities and risks involved in Wells Fargo undertaking the role of Escrow Agent. These assumptions are based on information provided to us as of the date of this fee schedule. Our fee schedule is subject to review and acceptance of the final documents. Should any of the assumptions, duties or responsibilities change, we reserve the right to affirm, modify or rescind our fee schedule.

Submitted on: October 16, 2006

Exhibit C-1

CERTIFICATE AS TO AUTHORIZED SIGNATURES

Account Name:

Account Number:

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of the Company and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of the Company.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Exhibit C-2

CERTIFICATE AS TO AUTHORIZED SIGNATURES

Account Name:

Account Number:

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Roth Capital Partners, LLC and are authorized to provide the documents, instruments and/or consents, including the written consents specified in Section 4, relating to Roth Capital Partners, LLC and specified in the Make Good Agreement.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title